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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                             Current Report Pursuant

                          to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported)         July 30, 1997
                                                   ----------------------------
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

   Protection One, Inc.  Inc.                  Protection One Alarm Monitoring, Inc.
---------------------------------              ------------------------------------
  (Exact Name of Registrant                        (Exact Name of Registrant
   as Specified in Charter)                         as Specified in Charter)

           Delaware                                        Delaware
---------------------------------               --------------------------------
       (State or Other                                  (State or other
 Jurisdiction of Incorporation)                  jurisdiction of Incorporation)

           0-247802                                      33-73002-01
---------------------------------               --------------------------------
   (Commission File Number)                         (Commission File Number)

          93-1063818                                       93-1065479
---------------------------------               --------------------------------
       (I.R.S. Employer                                  (I.R.S. Employer
      Identification No.)                              Identification No.)

    6011 Bristol Parkway,                              6011 Bristol Parkway,
 Culver City, California 90230                    Culver City, California 90230
---------------------------------               --------------------------------
    (Address of Principal                            (Address of Principal
      Executive Offices,                                Executive Offices,
     including Zip Code)                               including Zip Code)

        (310) 338-6930                                  (310) 338-6930
---------------------------------               --------------------------------
(Registrant's Telephone Number,                   (Registrant's Telephone Number,
     Including Area Code)                               Including Area Code)

              N/A                                             N/A
---------------------------------               --------------------------------
 (Former Name or Former Address,                  (Former Name or Former Address,
  if Changed Since Last Report)                    if Changed Since Last Report)
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Item 5. Other Events.

               On July 30, 1997, Protection One, Inc. ("Protection One") entered into a Contribution Agreement dated as of July 30, 1997 (the "Contribution Agreement"), with Western Resources, Inc., a Kansas corporation ("Western Resources"). Pursuant to, and on and subject to the terms and conditions of, the Contribution Agreement, Western Resources will contribute to Protection One all of the outstanding capital stock of WestSec, Inc. and Westar Security, Inc., which provide security alarm monitoring services under the Westinghouse, Westar and other trade names, and an aggregate of approximately $320 million in cash; in consideration of such contribution, Protection One will issue to Western Resources (the "Share Issuance") that number of shares of the Common Stock, par value $.01 per share, of Protection One ("Protection One Common Stock") equal to the product of (x) .801 and (y) the sum of (A) the aggregate number of shares of Protection One Common Stock outstanding immediately following the issuance (including, for this purpose, shares issued pursuant to the Contribution Agreement, but excluding any shares issued pursuant to the Stock Option Agreement (as defined below)), and (B) the aggregate number of shares of Protection One Common Stock issuable as of the date of closing under the Contribution Agreement (the "Closing") pursuant to then outstanding options and warrants of Protection One after giving effect to the dividend described in the following sentence. Subsequent to the Share Issuance, Protection One will pay to holders of record of Protection One Common Stock on the date of the Closing (other than Western Resources) a $7.00 per share cash dividend.

               Consummation of the Share Issuance is subject to, among other things, the approval of the Share Issuance by the stockholders of Protection One and regulatory approvals, including expiration or termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

               Concurrently with entering into the Contribution Agreement, Protection One and Western Resources entered into a Stock Option Agreement dated as of July 30, 1997 (the "Stock Option Agreement"), pursuant to which Patience granted Western Resources an option to purchase up to 2,750,238 shares
(subject to adjustment) of Protection One Common Stock, which option is exercisable under certain circumstances (i) if the Contribution Agreement is terminated, at a price of $13.50 per share, and (ii) if the Share Issuance occurs, at a price of $15.50 per share. In addition, the directors and certain officers and stockholders of Protection One (collectively, the "Stockholders") have entered into an Option and Voting Agreement dated as of July 30, 1997 (the "Option and Voting Agreement"), with Western Resources pursuant to which the Stockholders have agreed, among other things, (i) to grant Western Resources an option under certain circumstances to buy all shares of Protection One Common Stock owned by the Stockholders, and (ii) to grant Western Resources an irrevocable proxy to vote all shares of Protection One Common Stock owned by the Stockholders so as to facilitate consummation of the Share Issuance.

               Copies of the Contribution Agreement, the Stock Option Agreement and the Option and Voting Agreement are attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively, and are incorporated herein by this reference.


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                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PROTECTION ONE, INC.
                                        PROTECTION ONE ALARM MONITORING, INC.

July 31, 1997                           By:  /s/ JOHN W. HESSE
                                           ---------------------------------
                                               John W. Hesse
                                               Executive Vice President
                                               and Chief Financial Officer







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                                  EXHIBIT INDEX
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Exhibit No.                       Description of Exhibit
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2.1                    Contribution  Agreement  dated  as of July  30,  1997,
                       between Western Resources, Inc. ("Western Resources") and Protection One, Inc. ("Protection One").

10.1 Stock Option Agreement dated as of July 30, 1997, between Western Resources and Protection One.

10.2 Option and Voting Agreement dated as of July 30, 1997, among certain stockholders of Protection One and Western Resources.
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